UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 8, 2014
Date of Report (Date of earliest event reported)

Amtech Systems, Inc.
(Exact name of registrant as specified in its charter)

Arizona	000-11412	86-0411215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

131 S. Clark Drive, Tempe, AZ		85281
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code		480 967-5146

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Compensatory Arrangements of Certain Officers.

Non-Employee Directors Stock Option Plan Amendments

The Board previously approved, subject to shareholder approval, an amendment to the Company’s Non-Employee Directors Stock Option Plan (the “Director Plan”) that would authorize an additional 150,000 shares of Common Stock for issuance under the plan, increasing the authorized number of shares from 350,000 to 500,000. According to the results from the Company’s Annual Meeting of Shareholders held on May 8, 2014 (the “Annual Meeting”), the Company’s shareholders approved the amendment to the Director Plan. The foregoing description of the amendments is qualified in its entirety by the text of the amended version of the Director Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

2007 Employee Stock Incentive Plan Amendments

The Board previously approved, subject to shareholder approval, an amendment to the Company’s 2007 Employee Stock Incentive Plan (the “Employee Plan”), that would authorize an additional 900,000 shares of Common Stock for issuance under the plan, increasing the authorized number of shares from 1,400,000 to 2,300,000. According to the results from the Annual Meeting, the Company’s shareholders approved the amendment to the Employee Plan. The foregoing description of the amendments is qualified in its entirety by the text of the amended version of the Employee Plan, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The shareholders considered five proposals, each of which are described in detail in the Company's definitive proxy statement dated March 28, 2014. The total number of shares represented in person or by proxy at the Annual Meeting was 7,250,234 or 73.7 percent of the 9,841,363 shares eligible to vote. The results of the votes are as follows:
Proposal 1 - Election of directors
The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company's common stock present or represented by proxy and voting at the Annual Meeting and were elected at the Annual Meeting to serve a one-year term on the Board of Directors.

	For	Votes Withheld	Broker Non-Votes
Jong S. Whang	4,033,293	131,240	3,085,701
Fokko Pentinga	4,052,746	111,787	3,085,701
Michael Garnreiter	3,843,260	321,273	3,085,701
Alfred W. Giese	4,036,280	128,253	3,085,701
Egbert J. G. Goudena	4,047,876	116,657	3,085,701
Robert F. King	4,049,766	114,767	3,085,701

Proposal 2 - Ratification of the appointment of Mayer Hoffman McCann P.C as the Company's independent registered public accounting firm for fiscal year 2014
The shareholders ratified the appointment of Mayer Hoffman McCann P.C. as the Company's independent registered public accounting firm for fiscal year 2014.

For	Against	Abstain	Broker Non-Votes
7,132,385	59,151	58,698	0

Proposal 3 - To approve an amendment to the 2007 employee stock incentive plan of Amtech Systems, Inc.

The management proposal to amend the Employee Plan, as described in the proxy materials.

For	Against	Abstain	Broker Non-Votes
2,909,595	1,202,771	52,167	3,085,701

Proposal 4 - To approve an amendment to the non-employee directors stock option plan

The management proposal to amend the Director Plan, as described in the proxy materials.

For	Against	Abstain	Broker Non-Votes
3,727,232	383,317	53,984	3,085,701

Proposal 5 - Advisory vote to approve named executive officer compensation
The shareholders approved, on an advisory basis, the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
3,913,817	87,029	163,687	3,085,701

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Amtech Systems, Inc. Non-Employee Directors Stock Option Plan, as amended through May 8, 2014.
10.2	Amtech Systems, Inc. 2007 Employee Stock Incentive Plan, as amended through May 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date: May 14, 2014	By: /s/ Bradley C. Anderson
Name: Bradley C. Anderson
Title: Executive Vice President & Chief Financial Officer